UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INDEPENDENCE HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Certain statements and information contained in this document may be considered “forward-looking statements,” such as statements relating to our views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which we operate, new federal or state governmental regulation, our ability to effectively operate, integrate and leverage any past or future strategic acquisitions, and other factors that may be found in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to update these forward-looking statements unless required by applicable law.

  INDEPENDENCE HOLDING COMPANY

___________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 10, 2017

___________________________________________________________

Dear Stockholders:

We cordially invite you to attend the 2017 Annual Meeting of Stockholders (“2017 Annual Meeting” or “Annual Meeting”) of Independence Holding Company (“IHC” or the “Company”). Our 2017 Annual Meeting will be held on Friday, November 10, 2017 at 10:00 a.m. Eastern and will be our fourth completely virtual meeting of stockholders. You will be able to attend the 2017 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/IHC2017. To enter the meeting, you must have your sixteen-digit control number that is shown on the proxy card accompanying this Proxy Statement. You will not be able to attend the Annual Meeting in person.

Details regarding logging onto and attending the meeting over the website and the business to be conducted are described in the Proxy Card included with this Proxy Statement. We have also made available a copy of our 2016 Annual Report with this Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and products.

The purpose of the meeting is to:

1.	elect nine directors, each for a term of one year;

2.	ratify the appointment of RSM US LLP as IHC’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	conduct an advisory vote on the compensation of IHC’s named executive officers;

4.	conduct an advisory vote regarding the frequency of future advisory votes on the compensation of IHC’s named executive officers; and

5.	transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on September 15, 2017 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,
Loan Nisser
Vice President – Legal and Secretary
September 26, 2017

HOW TO VOTE: Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the proxy card. Your vote is important, no matter how many shares you owned on the record date. A return envelope is enclosed for your convenience and needs no postage if mailed in the United States.

2017 PROXY STATEMENT

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TABLE OF CONTENTS

Page
INFORMATION ABOUT THE ANNUAL MEETING	2
What is the purpose of the annual meeting and why is it being held over the Internet?	2
Who is entitled to vote?	2
How do I vote by proxy?	2
Am I entitled to vote if my shares are held in “street name”?	2
How many shares must be present to hold the online meeting?	3
What if a quorum is not present at the online meeting?	3
What do I need in order to be able to attend the online meeting?	3
How can I vote my shares during the online meeting?	3
How can I vote my shares without attending the online meeting?	3
Is there a deadline for submitting proxies electronically or by telephone or mail?	3
Can I revoke my proxy and change my vote?	3
Who can participate in the online meeting?	4
Will my vote be kept confidential?	4
Who will count the votes?	4
How does the Board of Directors recommend I vote on the proposals?	4
What if I do not specify how my shares are to be voted?	4
Will any other business be conducted at the meeting?	4
How many votes are required to elect the director nominees?	5
What happens if a nominee is unable to stand for election?	5
How many votes are required to ratify the appointment of IHC’s independent registered public accounting firm for the fiscal year ending December 31, 2017?	5
How many votes are required to endorse the compensation of IHC’s named executive officers?	5
How many votes are required to endorse the frequency of future advisory votes on the compensation of IHC’s named executive officers?	5
How will abstentions be treated?	5
How will broker non-votes be treated?	5
STOCK OWNERSHIP	6
Directors and Executive Officers	6
Significant Stockholders	7
Section 16(a) Beneficial Ownership Reporting Compliance	7
CORPORATE GOVERNANCE MATTERS	9
Corporate Governance Documents	9
Director Independence	9
Board Leadership Structure	9
Board Role in Risk Oversight	10
Audit Committee Financial Expert	10
Executive Sessions of Non-Management Directors	10
Communications with Directors	10
Nomination of Director Candidates	10
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS	12
Meetings	12
Committees	12
Attendance at Annual Meeting of Stockholders	12
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	13
Director Independence	13
Compensation Committee Interlocks and Insider Participation	13
Transactions with Management and Other Relationships	13
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	14
Nominees for Election to the Board	14

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INDEPENDENCE HOLDING COMPANY

96 Cummings Point Road

Stamford, Connecticut 06902

(203) 358-8000

www.ihcgroup.com

2017 PROXY STATEMENT

The Board of Directors (the “Board”) of Independence Holding Company (“IHC”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2017 Annual Meeting of Stockholders to be held via live webcast on the Internet at www.virtualshareholdermeeting.com/IHC2017. The meeting will take place on Friday, November 10, 2017 at 10:00 a.m. Eastern.

At the online meeting, stockholders will vote on the following proposals:

1.	elect nine directors, each for a term of one year;

2.	ratify the appointment of RSM US LLP as IHC’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	conduct an advisory vote on the compensation of IHC’s named executive officers;

4.	conduct an advisory vote regarding the frequency of future advisory votes on the compensation of IHC’s named executive officers; and

5.	transact any other business that may properly come before the meeting.

Stockholders also will consider any other matter that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy (via the Internet, telephone or mail), you authorize Ms. Teresa A. Herbert, IHC’s Chief Financial Officer and Senior Vice President, and Ms. Loan T. Nisser, IHC’s Vice President - Legal and Secretary, to represent you and vote your shares at the meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

IHC’s 2016 Annual Report, which includes IHC’s audited financial statements, is being made available to IHC’s stockholders concurrently herewith (the “Annual Report”). Although the Annual Report is being made available concurrently with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending the proxy statement, form of proxy and accompanying materials to stockholders on or about September 26, 2017.

We will be hosting the 2017 Annual Meeting live via the Internet. A summary of the information you need to attend the meeting online is provided below:

•	Any stockholder can attend the 2017 Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/IHC2017;

•	Webcast starts at 10:00 a.m. Eastern;

•	Stockholders may vote and submit questions while attending the 2017 Annual Meeting on the Internet; and

•	Stockholders need a sixteen-digit control number to join the 2017 Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

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INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the 2017 Annual Meeting and why is it being held over the Internet?

At the 2017 Annual Meeting, the stockholders will be asked to:

1.	elect nine directors, each for a term of one year;

2.	ratify the appointment of RSM US LLP as IHC’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	conduct an advisory vote on the compensation of IHC’s named executive officers;

4.	conduct an advisory vote regarding the frequency of future advisory votes on the compensation of IHC’s named executive officers; and

5.	transact any other business that may properly come before the meeting.

The 2017 Annual Meeting is being held on a virtual-only basis in order to reach the broadest number of stockholders possible and to save costs relative to holding a physical meeting. A number of prominent publicly-traded Delaware companies have held virtual-only meetings.

Who is entitled to vote?

The record date for the meeting is September 15, 2017. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is IHC common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date, there were 14,934,136 shares of IHC common stock outstanding.

How do I vote by proxy?

If you properly complete, sign and date the accompanying proxy card or voting instruction card and return it in the enclosed envelope, it will be available for examination on the Internet through the virtual web conference during the annual meeting.

Please note that there are separate telephone and Internet arrangements depending on whether you are a registered stockholder (that is, if you hold your stock in your own name) or you hold your shares in “street name” (that is, in the name of a brokerage firm or bank that holds your securities account). In either case, you must follow the procedures described in the proxy card.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank, brokerage firm, trustee or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being made available to you by your bank, brokerage firm, trustee or other nominee (the “record holder”), along with voting instructions. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder, it will nevertheless be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 2), but not on the election of directors, advisory vote on the compensation of IHC’s named executive officers, or advisory vote regarding the frequency of future advisory votes on the compensation of IHC’s named executive officers (Proposal 1, Proposal 3 and Proposal 4, respectively).

As the beneficial owner of shares, you are invited to attend the annual meeting. If you are a beneficial owner, however, you may not vote your shares at the meeting unless you obtain a legal proxy, executed in your favor, from the record holder of your shares.

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How many shares must be present to hold the online meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the online meeting?

If a quorum is not present or represented at the meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

What do I need in order to be able to attend the online meeting?

The Company will be hosting the 2017 annual meeting live online. You can attend the 2017 annual meeting live online at www.virtualshareholdermeeting.com/IHC2017. The webcast will start at 10:00 a.m. Eastern. You may vote and submit questions while attending the meeting online. You will need the sixteen-digit control number included on your proxy card in order to be able to enter the meeting.

How can I vote my shares during the online meeting?

Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/IHC2017 during the meeting. You will need your sixteen-digit control number found in the proxy card. Shares held beneficially in street name may be voted by you at the meeting only if you obtain a legal proxy from the brokerage firm, bank, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the online meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the online meeting.

How can I vote my shares without attending the online meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the online meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet, telephone or by mail by following the voting instruction card provided to you by your brokerage firm, bank, trustee or other nominee.

Is there a deadline for submitting proxies electronically or by telephone or mail?

Proxies submitted electronically or by telephone as described above must be received by 11:59 pm Eastern on November 9, 2017. Proxies submitted by mail should be received before 10:00 a.m. Eastern on November 9, 2017.

Can I revoke my proxy and change my vote?

You may change your vote at any time prior to the taking of the vote at the online meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to IHC’s Secretary at Independence Holding Company, 485 Madison Avenue, 14th Floor, New York, New York 10022 prior to your shares being voted, or (3) attending the online meeting and voting. Attendance at the online meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trustee or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your brokerage firm, bank, trustee or other nominee giving you the right to vote your shares, by attending the online meeting and voting.

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Who can participate in the online meeting?

Only stockholders eligible to vote or their authorized representatives in possession of a valid sixteen-digit control number will be admitted as participants to the online meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to IHC unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

Who will count the votes?

Broadridge Financial Solutions, an independent third party, will tabulate and certify the votes. A representative of Broadridge Financial Solutions will serve as the inspector of election.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	FOR the election of the nine nominees to the Board;

•	FOR the ratification of the appointment of RSM US LLP as IHC’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR endorsing the compensation of IHC’s named executive officers; and

•	FOR a triennial advisory vote on the compensation of IHC’s named executive officers.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the nine nominees to the Board;

•	FOR the ratification of the appointment of RSM US LLP as IHC’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR endorsing the compensation of IHC’s named executive officers; and

•	FOR a triennial advisory vote on the compensation of IHC’s named executive officers.

Will any other business be conducted at the meeting?

IHC’s by-laws require stockholders to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we have not received any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

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How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the online meeting is required to elect the nine nominees as directors. This means that the nine nominees will be elected if they receive more affirmative votes than any other person. The proxy card enables you to vote FOR all nominees proposed by the Board, to WITHHOLD authority for all nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Voting for all nominees except those you list on the proxy card is the equivalent of withholding your vote for those directors you have listed. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

How many votes are required to ratify the appointment of IHC’s independent registered public accounting firm for the fiscal year ending December 31, 2017?

The ratification of the appointment of RSM US LLP as IHC’s independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of a majority of the shares present at the online meeting or by proxy and entitled to vote. The proxy card enables you to vote FOR or AGAINST the proposal or ABSTAIN from voting on the proposal. Abstentions will have the same practical effect as votes against the proposal.

How many votes are required to endorse the compensation of IHC’s named executive officers?

The endorsement of the compensation of IHC’s named executive officers requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. The vote on this matter is advisory, and therefore the results are not binding on IHC. The proxy card enables you to vote FOR or AGAINST the proposal or ABSTAIN from voting on the proposal. Abstentions will have the same practical effect as votes against the proposal.

How many votes are required to endorse the frequency of future advisory votes on the compensation of IHC’s named executive officers?

The affirmative vote of a plurality of the votes cast at the meeting in person or by proxy is required to select among the three frequency options: “annually,” “biennially,” or “triennially.” The vote on this matter is advisory, and therefore the results are not binding on IHC.

How will abstentions be treated?

Abstentions will be treated as shares present for quorum purposes and entitled to vote, and will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes. Your broker will be entitled to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2) without your voting instructions, but not on the election of directors (Proposal 1), advisory vote on the compensation of IHC’s named executive officers (Proposal 3) or advisory vote regarding the frequency of future advisory votes on the compensation of IHC’s named executive officers (Proposal 4).

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STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth certain information concerning the number of shares of our common stock beneficially owned based on 14,934,136 issued and outstanding shares of common stock as of September 15, 2017 (the “Record Date”) by: (i) each of our directors and nominees, and (ii) each of our named executive officers.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within sixty (60) days of the Record Date, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

The address of each individual named below is c/o IHC at 96 Cummings Point Road, Stamford, Connecticut 06902.

Name of Beneficial Owner	Number of Shares		Percent of Class

Mr. Gary J. Balzofiore	69,473	(1)	*
Mr. Larry R. Graber	100,285	(2)	*
Ms. Teresa A. Herbert	131,987	(3)	*
Mr. David T. Kettig	158,185	(4)	*
Mr. Allan C. Kirkman	27,126	(5)	*
Mr. John L. Lahey	23,100	(5)	*
Mr. Steven B. Lapin	122,162	(6)	*
Mr. Ronald I. Simon	40,825	(7)	*
Mr. James G. Tatum	39,126	(5)	*
Mr. Roy T. K. Thung	525,898	(8)	3.5%
All directors, nominees for director and executive officers as a group (10 persons)	1,238,167		8.0%

*	Represents less than 1% of the outstanding common stock.

(1)	Includes 44,000 shares of common stock underlying stock options exercisable within sixty (60) days from the Record Date.

(2)	Includes 55,000 shares of common stock underlying stock options exercisable within sixty (60) days from the Record Date above.

(3)	Includes 74,800 shares of common stock underlying stock options exercisable within sixty (60) days from the Record Date. Includes 410 shares of common stock held by Ms. Herbert’s children of which shares Ms. Herbert disclaims beneficial ownership. Excludes the 9,145,226 shares of common stock held by Geneve Holdings, Inc., of which the named individual is an officer.

(4)	Includes 66,300 shares of common stock underlying stock options exercisable within sixty (60) days from the Record Date. Includes 110 shares of common stock held by Mr. Kettig’s children of which shares Mr. Kettig disclaims beneficial ownership.

(5)	Includes 825 shares of common stock underlying restricted share units vesting within sixty (60) days from the Record Date above.

(6)	Excludes the 9,145,226 shares of common stock held by Geneve Holdings, Inc., of which the named individual is an officer.

(7)	Includes 825 shares of common stock underlying restricted share units vesting within sixty (60) days from the Record Date. Includes 30,000 shares of common stock held by the Simon Family Trust and 2,000 shares of

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common stock held in Mr. Simon’s wife’s IRA account, all of which shares Mr. Simon disclaims beneficial ownership.

(8)	Includes 258,500 shares of common stock underlying stock options exercisable within sixty (60) days from the Record Date. Excludes the 9,145,226 shares of common stock held by Geneve Holdings, Inc., of which the named individual is an officer.

Significant Stockholders

The following table sets forth certain information concerning the number of IHC shares of common stock beneficially owned, based on 14,934,136 issued and outstanding shares of common stock as of the Record Date, by certain persons known by IHC to beneficially own more than five percent of the outstanding shares of IHC common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Other than as described in the notes to the table, we believe that all persons named in the table have sole voting and investment power with respect to shares beneficially owned by them. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within sixty (60) days of the Record Date, which are deemed outstanding and beneficially owned by such person for purposes of computing its percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name	Number of Shares	Percent of Class
Geneve Holdings, Inc. (1)	9,145,226	61.24%
Dimensional Fund Advisors LP. (2)	990,861	6.63%

(1)	According to information disclosed in Amendment No. 35 to Schedule 13D dated May 9, 2001 of Geneve Holdings, Inc. (“GHI”), a private diversified financial holding company. GHI is a member of a group consisting of itself and certain of its affiliates that together hold the shares of common stock of IHC. The address of GHI is 96 Cummings Point Road, Stamford, Connecticut 06902.

(2)	According to information disclosed in Form 13F, reporting as of June 30, 2017 (the “Form 13F”), Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of IHC that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of IHC held by the Funds. However, all shares of IHC’s common stock reported in the Form 13F are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, its filing of the Form 13F shall not be construed as an admission that it or any of its affiliates is the beneficial owner of any securities covered by the Form 13F for any other purposes than Section 13(g) of the Securities Exchange Act of 1934, as amended. The address of Dimensional Fund Advisors LP is Palisades West, Building 1, 6300 Bee Cave Road, Austin, Texas 78746.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of IHC and persons who own more than ten percent (10%) of IHC common stock to file with the U.S. Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership (Form 3) and reports of subsequent changes in their beneficial ownership (Form 4 or Form 5) of IHC’s common stock. Such directors, officers and greater-than-ten-percent stockholders are required to furnish IHC with copies of the Section 16(a) reports they file. The SEC has established specific due dates for these reports, and IHC is required to disclose in this proxy statement any late filings or failures to file.

Based solely upon a review of the copies of the Section 16(a) reports (and any amendments thereto) furnished to IHC and written representations from certain reporting persons that no additional reports were required, IHC believes that its

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directors, reporting officers and greater-than-ten-percent stockholders complied with all these filing requirements for the fiscal year ended December 31, 2016, except for the Form 3 that Mr. Simon filed in October of 2016 that was late due to an administrative oversight.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Documents

In furtherance of its longstanding goals of providing effective governance of IHC’s business and affairs for the long-term benefit of stockholders and promoting a culture and reputation of the highest ethics, integrity and reliability, the Board has adopted:

•	a Code of Business Ethics that applies to IHC’s Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, controller and other IHC employees performing similar functions (the “Code of Ethics”);

•	a Corporate Code of Conduct that applies to all employees, officers and directors of IHC and its subsidiaries and affiliates (the “Code of Conduct”);

•	Corporate Governance Guidelines (“Guidelines”) to advance the functioning of the Board and its committees and set forth the Board’s expectations as to how it should perform its functions; and

•	written charters for its Audit and Compensation Committees of the Board (collectively, the “Charters”).

The Code of Ethics, Code of Conduct, Guidelines and Charters can be found on IHC’s website at www.ihcgroup.com, and are also available in print to any stockholder who requests them. The information on IHC’s website, however, is not incorporated by reference in, and does not form part of, this proxy statement. The Board does not anticipate modifying the Code of Ethics or the Code of Conduct, or granting any waivers to either, but were any such waiver or modification to occur, it would promptly be disclosed on IHC’s website.

Director Independence

As a company listed on the New York Stock Exchange (“NYSE”), IHC uses the definition of independence prescribed in the NYSE Listed Company Manual (the “Manual”). Each of Messrs. Kirkman, Tatum, Lahey and Simon met such independence requirements. The Board has affirmatively determined that none of them had any material relationship described in Item 407(a) of Regulation S-K promulgated by the SEC with IHC at all applicable times during 2016.

IHC qualifies as a “controlled company,” as defined in Section 303A.00 of the Manual, because more than 50% of IHC’s voting power is held by Geneve Holdings, Inc. (“GHI”). Therefore, IHC is not subject to certain NYSE requirements that would otherwise require IHC to have: (i) a majority of independent directors on the Board (Manual Section 303A.01); (ii) compensation of IHC’s executive officers determined by a compensation committee composed solely of independent directors (Manual Section 303A.04); or (iii) director nominees selected, or recommended for the Board’s selection, by a nominating committee composed solely of independent directors (Manual Section 303A.05).

Of IHC’s directors, none of Ms. Herbert or Messrs. Graber, Kettig, Lapin or Thung is independent under the NYSE’s standards.

For each independent director, after reasonable investigations and in reliance on representations by such independent director to IHC, IHC believes there is no material transaction, relationship or arrangement described in Item 407(a) of Regulation S-K promulgated by the SEC between each such director not disclosed in this annual report under the caption “Certain Relationships and Related Transactions.”

Board Leadership Structure

The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. To this end, the Board has no policy mandating the combination or separation of the roles of Chairman and CEO and believes the matter should be discussed and considered from time to time as circumstances change. Currently, Mr. Roy T.K. Thung is both our CEO and Chairman.

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Board Role in Risk Oversight

The Board administers its risk oversight function directly and through its Audit Committee. The Board and the Audit Committee regularly discuss with management, and the Company’s independent auditors and internal auditor, our major risk exposures, their potential financial impact on the Company, and the steps we take to manage these risks.

In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit Committee, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management attends the regular quarterly meetings of the Board and is available to address questions and concerns raised by the Board on risk management-related and other matters.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to risk assessment and risk management with management, internal audit and the independent auditors.

The Audit Committee assists the Board with oversight of risk management by reviewing the Company’s financial statements and meeting with the Company’s independent auditors and internal auditor at regularly scheduled meetings of the Audit Committee, to review their reports on the adequacy and effectiveness of our internal audit and internal control systems, and discusses with management the Company’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures.

Audit Committee Financial Expert

The Board has determined that at least one member of the Audit Committee, Mr. Tatum, is an audit committee financial expert as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management present at least twice annually, at regularly scheduled executive sessions. At least once a year, such meetings include only the independent members of the Board. Mr. Kirkman presides over meetings of the non-employee and independent directors.

Communications with Directors

You may communicate directly with any member or committee of the Board by writing to: IHC Board of Directors, c/o Corporate Secretary, 485 Madison Avenue, 14th Floor, New York, New York 10022. Please specify to whom your letter should be directed. The Corporate Secretary of IHC will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in her opinion, deals with the functions of the Board or its committees or that she otherwise determines requires the attention of any member, group or committee of the Board. Board members may, at any time, review a log of all correspondence received by IHC that is addressed to Board members and request copies of any such correspondence.

Interested parties who wish to communicate with non-management IHC directors, or with the presiding director of the Board’s executive sessions, may do so by writing to IHC Board of Directors, c/o Corporate Secretary, Attn: Non-management Directors or the Presiding Director for Executive Sessions, as applicable, 485 Madison Avenue, 14th Floor, New York, New York 10022. All such mail received will first be opened and screened for security purposes.

Nomination of Director Candidates

In light of GHI’s majority voting power, the Board has determined that the Board, rather than a nominating committee, is the most appropriate body to identify director candidates and select nominees for presentation at the annual meeting of stockholders. In making nominations, the Board seeks candidates with outstanding business experience who will bring such experience to the management and direction of IHC. The minimum criteria employed by the Board in its selection

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of candidates are set forth in the Guidelines, along with certain other factors that inform the selection process. All directors serving on the Board participate in the consideration of director nominees. Furthermore, in light of GHI’s voting power, the Board has determined that no policy with respect to consideration of candidates recommended by security holders other than GHI’s would be appropriate.

The Board does not have a formal policy with respect to diversity. However, the Board seeks to have a Board that reflects an appropriate balance of knowledge, experience, skills, expertise and diversity, as applicable to our industry. The Board assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings

During 2016, the Board held eight formal meetings. Each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he or she served, during the applicable period.

Committees

The Board has standing Audit and Compensation Committees. Committee memberships are as follows:

Audit Committee	Compensation Committee
Mr. James G. Tatum (Chairman)	Mr. Allan C. Kirkman (Chairman)
Mr. Allan C. Kirkman	Mr. John L. Lahey
Mr. John L. Lahey	Mr. James G. Tatum

Audit Committee. The principal functions of the Audit Committee are to: (i) select an independent registered public accounting firm; (ii) review and approve management’s plan for engaging IHC’s independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of IHC’s independent registered public accounting firm; (iii) review IHC’s annual financial statements and other financial reports which require approval by the Board; (iv) oversee the integrity of IHC’s financial statements, IHC’s systems of disclosure controls and internal controls over financial reporting and IHC’s compliance with legal and regulatory requirements; (v) review the scope of audit plans of IHC’s internal audit function and independent registered public accounting firm and the results of their audits; and (vi) evaluate the performance of IHC’s internal audit function and independent registered public accounting firm.

The Audit Committee met eleven times in 2016. Each of its members meets the independence requirements of the NYSE and applicable SEC rules and regulations. The Audit Committee and the Board have determined that each member of the Audit Committee is financially literate and that Mr. Tatum qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated by the SEC.

Compensation Committee. The Compensation Committee assists the Board in fulfilling its responsibilities with regard to compensation matters, is responsible for determining or ratifying (as the case may be) the compensation of IHC’s executive officers, and administers IHC’s 2006 Stock Incentive Plan and 2016 Stock Incentive Plan. The Compensation Committee met three times in 2016. The Compensation Committee has sole authority to determine the compensation for IHC’s Chief Executive Officer and President.

Attendance at Annual Meeting of Stockholders

Each IHC director is expected to be online for the Annual Meeting of Stockholders. At last year’s annual meeting, every IHC director except one attended online.

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CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Director Independence

As a company listed on the New York Stock Exchange (“NYSE”), IHC uses the definition of independence prescribed in the NYSE Listed Company Manual (the “Manual”). Each of Messrs. Kirkman, Tatum, Simon and Lahey met such independence requirements. The Board has affirmatively determined that none of them had any material relationships described in Item 407(a) of Regulation S-K promulgated by the SEC with IHC at all applicable times during 2016.

IHC qualifies as a “controlled company,” as defined in Section 303A.00 of the Manual, because more than 50% of IHC’s voting power is held by GHI. Therefore, IHC is not subject to certain NYSE requirements that would otherwise require IHC to have: (i) a majority of independent directors on the Board (Manual Section 303A.01); (ii) compensation of IHC’s executive officers determined by a compensation committee composed solely of independent directors (Manual Section 303A.04); or (iii) director nominees selected, or recommended for the Board’s selection, by a nominating committee composed solely of independent directors (Manual Section 303A.05).

Of IHC’s directors, none of Ms. Herbert or Messrs. Graber, Kettig, Lapin or Thung is independent under the NYSE’s standards.

For each independent director, after reasonable investigations and in reliance on representations by such independent director to IHC, IHC believes there is no transaction, relationship or arrangement described in Item 407(a) of Regulation S-K promulgated by the SEC between each such director not disclosed in the annual report under the caption “Certain Relationships and Related Transactions.”

Compensation Committee Interlocks and Insider Participation

Messrs. Kirkman, Lahey and Tatum served on the Compensation Committee of the Board during fiscal year 2016.

Transactions with Management and Other Relationships

With Geneve Holdings, Inc.

IHC and Geneve Holdings, Inc. (“GHI”), IHC’s controlling stockholder, operate under cost-sharing arrangements pursuant to which certain items are allocated between the two companies. During 2016, IHC paid GHI (or accrued for payment thereto) approximately $439,000 under such arrangements, and paid or accrued an additional $225,000 for the first six months of 2017. Such cost-sharing arrangements include GHI’s providing IHC with the use of office space as IHC’s corporate headquarters for annual consideration of $160,000 in 2016. The foregoing arrangement is subject to the annual review and approval of the Audit Committee, and IHC’s management believes that the terms thereof are no less favorable than could be obtained by IHC from unrelated parties on an arm’s-length basis.

Review, Approval, or Ratification of Transactions with Related Persons

Section 5.7 of IHC’s by-laws provide that no contract or transaction between IHC and one or more of its directors or officers (or their affiliates) is per se void (or voidable) if, among other things, the material facts as to the relevant relationships and interests were disclosed to the Board (or the relevant committee thereof) and the transaction in question was approved by a majority of the disinterested directors voting on the matter. The Audit Committee’s charter requires the Audit Committee to review and approve all interested-party transactions, and IHC’s other governance documents specifically prohibit various conflicts of interest and impose disclosure requirements in connection with any potential conflict of interest.

The Audit Committee has reviewed and approved each of the related-party transactions set forth above. IHC is not aware of any transaction reportable under paragraph (a) of Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, in respect of 2016, that was not so reviewed and approved.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of nine members. All of IHC’s directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders. The Board proposes that each of the nine current directors be re-elected to the Board. Each of the directors elected at this annual meeting will hold office until the annual meeting of stockholders to be held in 2018 and until his or her successor is duly elected and qualified. The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Company's operations and interests. In addition to considering a candidate's background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

The following table sets forth, with respect to each nominee, his or her name, age, principal occupation, employment during at least the past five years, the year he or she was first elected an IHC director and directorships held in other public companies.

NOMINEES FOR ELECTION TO THE BOARD

Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Mr. Larry R. Graber 2000	68

Since March 2012, Chief Life and Annuity Actuary and Senior Vice President of IHC; for more than five years prior thereto, Senior Vice President — Life and Annuities of IHC; for more than the past five years, a director and President of Madison National Life Insurance Company, Inc., a wholly owned subsidiary of IHC (“Madison National Life”); for more than the past five years, a director and President of Southern Life and Health Insurance Company, an insurance company with principal offices in Homewood, Alabama and a wholly owned subsidiary of Geneve Holdings, Inc., a private diversified holding company that is the controlling stockholder of IHC (“GHI”); for more than the past five years, a director of Standard Security Life Insurance Company of New York, a wholly owned subsidiary of IHC(“Standard Security Life”).

The experiences, qualifications, attributes or skills that led the Board to conclude that Mr. Graber should serve as one of IHC’s directors are his extensive experience in many facets of the insurance business, particularly relating to the acquisition and administration of blocks of life insurance.

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Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Ms. Teresa A. Herbert 2016	56

Since November 2016, a director of IHC; for more than the past five years, Chief Financial Officer and Senior Vice President of IHC; for more than the past five years, Vice President of Geneve Corporation (“Geneve”), a private company controlled by GHI; for more than the past five years until August 2016, Chief Financial Officer and Senior Vice President of American Independence Corp., formerly a public company  traded on Nasdaq and a majority-owned subsidiary of the Company that was merged out of existence on August 31, 2016 (“AMIC”); from March 2011 to August 2016, a director of AMIC.

The experiences, qualifications, attributes or skills that led the Board to conclude that Ms. Herbert should serve as one of IHC’s directors are her extensive financial and accounting experience and her experience with companies with complex organizational structures, intercompany transactions, diverse and complex business transactions, the insurance industry, and public companies.

Mr. David T. Kettig 2011	58

Since September 2017, President of IHC; from April 1, 2016 to September 2017, Executive Vice President of IHC; since February 2015, Chief Operating Officer and Acting General Counsel of IHC; from April 2009 to April 1, 2016, Chief Operating Officer and Senior Vice President of IHC; from August 2013 to August 2016, President of AMIC; from April 2009 to March 2012, Chief Operating Officer and Senior Vice President of AMIC; from March 2011 to August 2016, a director of AMIC; for more than the past five years, President and a director of Independence American Insurance Company, an indirect wholly owned subsidiary of IHC (“IAIC”); from March 2012 to March 2016, President of Standard Security Life; since April 2016, Chairman and Chief Executive Officer of Standard Security Life; for more than the past five years, a director of Standard Security Life.

The experiences, qualifications, attributes or skills that led the Board to conclude that Mr. Kettig should serve as one of IHC’s directors are his extensive experience in diverse, complex businesses and transactions, corporate governance, legal affairs, risk management, and insurance.

Mr. Allan C. Kirkman 1980	73

For more than the past five years, a member of each of the Audit Committee and the Compensation Committee of IHC and Chairman of the Compensation Committee of IHC; for more than five years prior to his retirement in October 2005, Executive Vice President of Mellon Bank, N.A., a national bank.

The experiences, qualifications, attributes or skills that led the Board to conclude that Mr. Kirkman should serve as one of IHC’s directors are his extensive experience in diverse, complex businesses and transactions, including that involving public companies in the financial services fields.

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Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Mr. John L. Lahey 2006	71

For more than the past five years, a member of the Audit Committee and the Compensation Committee of IHC; since March 1987, President of Quinnipiac University, a private university located in Hamden, Connecticut; since 1995, a member of the Board of Trustees of Yale-New Haven Hospital, a hospital located in New Haven, Connecticut; between 1994 and December 2015, a director of the UIL Holdings Corporation, a publicly-held utility holding company with principal offices in New Haven, Connecticut; since December 2015, a director, Audit and Compliance Committee member, and Executive Committee member of Avangrid, Inc., a diversified energy and utility company with principal offices in New Haven, Connecticut that is the successor-in-interest by merger to UIL Holdings Corporation; since 2004, a director of Alliance for Cancer Gene Therapy, the only national non-profit organization committed exclusively to cancer gene and cell therapy research; since June 2006, a director of Standard Security Life Insurance.  Mr. Lahey also serves as a director and Chairman of the Board of the New York City St. Patrick’s Day Parade, Inc.

The experiences, qualifications, attributes or skills that led the Board to conclude that Mr. Lahey should serve as one of IHC’s directors are his extensive executive experience in major organizations and valuable expertise in management and corporate governance.

Mr. Steven B. Lapin 1991	72

For more than the past five years, Vice Chairman of the Board of Directors of IHC; for more than the past five years, Chairman, Chief Executive Officer, President and a director of GHI; for more than the past five years, Chairman, Chief Executive Officer, President and a director of Geneve; for more than five years prior to August 2016, a director of AMIC; for more than the past five years, a director of Madison National Life; for more than the past five years, a director of Standard Security Life.

The experiences, qualifications, attributes or skills that led the Board to conclude that Mr. Lapin should serve as one of IHC’s directors are his extensive experience in diverse, complex businesses and transactions, corporate governance of public companies, risk management and insurance.

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Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Mr. Ronald I. Simon 2016	78

Since November 2016, a director of IHC; from August 1997 until April 1999, Chairman of the Board of AMIC; from April 1999 to February 2001, Vice Chairman of the Board of AMIC; from February 2001 through May 2001, Acting Chairman of the Board, Chief Executive Officer and Chief Financial Officer of AMIC; from January 2003 to August 2016, Chairman of the Compensation Committee of AMIC; from January 2005 to August 2016, a member of the Audit Committee of AMIC; from 2011 to August 2016, Chairman of the Audit Committee of AMIC; from May 1997 through April 2000, Executive Vice President and Chief Financial Officer, and from September 1999 to September 2001, a director, of Western Water Company, which owned and developed water rights in the western United States; from May 1999 through July 2002, when the company was acquired by Schering, AG, a director of Collateral Therapeutics, Inc., a developer of non-surgical gene therapy procedures for the treatment of cardiovascular diseases; from January 2006 through January 2009, a director of Cardium Therapeutics, a company formed to acquire and further develop the procedures originally developed by Collateral Therapeutics; from August 2001 through June 2002, Chief Financial Officer of Wingcast, Inc., a joint venture of Ford Motor Company and Qualcomm, Inc.; from April 2003 through April 2005, director of BDI Investment Corp., a closely held regulated investment company; from March 2003 through February 2006, a director of WFS Financial, Inc., one of the nation’s largest independent automobile finance companies; since August 2007, a director and member of the Audit and Compensation Committees, and Chairman of the Corporate Governance Committee, of Ellington Financial, LLC, a specialty finance company specializing in acquiring and managing mortgage-related assets; since May 2013, a director and member of the Audit and Compensation Committees, and Chairman of the Corporate Governance Committee, of Ellington Residential Mortgage REIT.

The experiences, qualifications, attributes or skills that led the Board to conclude that Mr. Simon should serve as one of IHC’s directors are his extensive experience in finance and senior management, and in growing successful organizations with entrepreneurial company cultures.

James G. Tatum, C.F.A. 2000	75

Since June 2002, Chairman of the Audit Committee of IHC; for more than the past five years, member of the Compensation Committee of IHC; for more than the past five years, a director of Standard Security Life; for more than the past five years, sole proprietor of J. Tatum Capital, LLC, a registered investment advisor, located in Birmingham, Alabama, managing funds primarily for individual and trust clients; Chartered Financial Analyst for more than twenty-five years; from March 2011 until August 2016, a director of AMIC; from March 2011 until August 2016, a member of the Audit Committee of AMIC.

The experiences, qualifications, attributes or skills that led the Board to conclude that Mr. Tatum should serve as one of IHC’s directors are his extensive executive experience in major organizations and valuable expertise with financial issues, risk management and oversight.

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Director, Year First Elected as Director	Age	Principal Occupation, Business and Directorships and Qualifications

Mr. Roy T.K. Thung 1990	73

Since September 2017, Chief Executive Officer and Chairman of the Board of IHC; since March 2011, Chief Executive Officer, President and Chairman of the Board of IHC; since January 2000, Chief Executive Officer of IHC; since July 1999, President of IHC; for more than five years prior to July 1999, Executive Vice President and Chief Financial Officer of IHC; for more than the past five years, Executive Vice President of Geneve; from July 2002 until August 2016, a director of AMIC; from November 2002 until March 2012, Chief Executive Officer and President of AMIC; from March 2012 until August 2016, Chief Executive Officer of AMIC; for more than five years prior to April 2016, Chief Executive Officer and Chairman of the Board of Standard Security Life; for more than the past five years, director of Standard Security Life; for more than the past five years, Chairman of the Board of Madison National Life.

The experiences, qualifications, attributes or skills that led the Board to conclude that Mr. Thung should serve as one of IHC’s directors are his extensive experience in diverse, complex businesses and transactions, including involving public companies in the insurance industry, and executive and management experience.

EXECUTIVE OFFICERS

IHC’s officers are elected by the Board, each to serve until his or her successor is elected and has qualified, or until his or her earlier resignation, removal from office or death.

Gary Balzofiore (Age 60)

Since March 2012, Corporate Vice President – Accounting and Finance of IHC; from March 2012 until August 2016, Corporate Vice President – Accounting and Finance of American Independence Corp., formerly a public company traded on Nasdaq and majority-owned subsidiary of IHC that was merged out of existence on August 31, 2016; since March 2016, President of Standard Security Life Insurance Company of New York, a wholly owned subsidiary of IHC (“Standard Security”); for more than the past five years until March 2016, Executive Vice President and Chief Financial Officer of Standard Security; for more than the past five years, Chief Financial Officer and Senior Vice President of Independence American Insurance Company, an indirect wholly owned subsidiary of IHC.

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DIRECTORS’ COMPENSATION

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity. IHC does not pay management directors for Board service in addition to their regular employee compensation. The Compensation Committee has the primary responsibility for reviewing and considering any revisions to director compensation.

During 2017, each non-employee (outside) director will be paid:

•	an annual retainer of $36,000;
•	$1,500 for each Board or committee meeting attended;
•	$9,000 for service as chairman of a Board committee; and
•	2,475 restricted share units of IHC common stock, vesting ratably over the three annual anniversaries of the award, and contingent upon continuing service as a director.

The following table summarizes compensation paid to IHC’s directors during 2016, except for Mr. Roy T.K. Thung, IHC’s Chief Executive Officer and Chairman of the Board, Mr. David T. Kettig, President, Chief Operating Officer and Acting General Counsel, Mr. Larry R. Graber, Chief Life and Annuity Actuary and Senior Vice President, and Teresa A. Herbert, Chief Financial Officer and Senior Vice President, for whom compensation is disclosed elsewhere herein.

Director Summary Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Mr. Allan C. Kirkman	78,000	47,396	125,396
Mr. John L. Lahey	69,000	47,396	116,396
Mr. Steven B. Lapin (1)	-	-	-
Mr. Ronald I. Simon	11,300 (2)	47,396	58,696
Mr. James G. Tatum	76,500	47,396	123,896

(1)	Mr. Lapin received no compensation in connection with his service as an IHC director during 2016.

(2)	Mr. Simon was newly-elected at the 2016 Annual Meeting of Stockholders and thus was only paid fees for the fourth quarter of 2016.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

“Say-on- Pay” and “Say-on-Frequency”

The Compensation Committee considered the voting results of the advisory, non-binding “say-on-pay” vote at IHC’s 2014 Annual Meeting of Stockholders in connection with the discharge of its responsibilities. IHC’s stockholders expressed their support of the compensation for our CEO, CFO and the three other most-highly compensated officers in respect of 2013, with a substantial majority of the votes cast voting to approve the compensation of IHC’s named executive officers described in IHC’s 2014 proxy statement. Following the Compensation Committee’s review and consideration of this stockholder support, as well as the other factors discussed in more detail below, we determined to make no changes to our approach to executive compensation. The next advisory, non-binding “say-on-pay” vote will occur at IHC’s 2017 Annual Meeting of Stockholders.

At IHC’s 2011 Annual Meeting of Stockholders, a majority of IHC’s stockholders voted for “say-on-pay” proposals to occur every three years. In light of this voting result on the frequency of “say-on-pay” proposals, the Board decided that IHC will present “say-on-pay” proposals every three years until the next required vote on the frequency of stockholder votes on named executive officer compensation. Accordingly, we held a say on frequency of “say-on-pay” vote at our 2011 Annual Meeting of Stockholders. The next stockholder vote on the frequency of stockholder votes on named executive officer compensation will occur at IHC’s 2017 Annual Meeting of Stockholders.

Compensation Objectives

Compensation of each of IHC’s executive officers is intended to be based on performance of IHC and the executive. The Compensation Committee has responsibility for establishing and reviewing the compensation of IHC’s CEO and for reviewing the compensation for all of IHC’s executive officers.

In establishing executive officer compensation, the following are among the Compensation Committee’s objectives:

•	attract and retain individuals of superior ability and managerial talent;
•	ensure compensation is aligned with IHC’s corporate strategies, business objectives and the long-term interests of IHC’s stockholders; and
•	enhance incentives to increase IHC’s stock price and maximize stockholder value by providing a portion of total compensation in IHC equity and equity-related instruments.

IHC’s overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with IHC’s success and their contributions to such success. To this end, base salary and bonus are designed to reward annual achievements and to be commensurate with an executive’s scope of responsibilities, demonstrated leadership abilities and management experience and effectiveness. Other elements of compensation focus on motivating and challenging IHC’s executive officers to achieve superior, long-term, sustained results.

Implementation of Objectives

Salaries

The salary of an IHC executive officer is based on his or her level of responsibility, experience and qualifications and recent performance. Adjustments to salary are made in response to changes in any of the foregoing factors and changes in market conditions. Executive officer salaries are typically reviewed by the Compensation Committee every twelve months. The Compensation Committee has sole authority to determine the compensation for IHC’s Chief Executive Officer. Neither the Compensation Committee nor IHC has retained a compensation consultant or similar organization for assistance in reviewing or setting executive officer salaries or other compensation.

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Cash Bonuses

Following the close of each fiscal year, IHC’s Chief Executive Officer makes determinations that are communicated to the Compensation Committee as to cash bonuses for IHC’s executive officers (excluding himself), based on an analysis of: (i) any contractual commitments set forth in an employment agreement; (ii) IHC’s performance in the year ended versus IHC’s plan for such year; and (iii) a subjective evaluation of a variety of factors as to each executive officer’s individual contribution during the year. The Compensation Committee then convenes outside the presence of the Chief Executive Officer and, following appropriate deliberation, approves or ratifies bonuses for all IHC executive officers.

The salaries paid and annual bonuses awarded to IHC’s named executive officers in respect of 2016 are set forth in the Summary Compensation Table.

Equity Awards

IHC’s 2006 Stock Incentive Plan (the “2006 Plan”) provided the opportunity for the Compensation Committee to make equity incentive awards to, among others, IHC’s executive officers. While there are outstanding grants under the 2006 Plan, it has expired and no new grants may be made under it. The Board of Directors approved a 2016 Stock Incentive Plan (the “2016 Plan”) that contains substantially the same terms as the 2006 Plan and submitted it for stockholder approval at the 2016 Annual Meeting of Stockholders. A majority of the shares present at that meeting in person or by proxy approved the 2016 Plan. The following is a description of the 2016 Plan.

The types of equity awards that may be granted under the 2016 Plan are: (i) options; (ii) share appreciation rights (“SARs”); (iii) restricted shares, restricted share units (which are shares granted after certain vesting conditions are met) and unrestricted shares; (iv) deferred share units; and (v) performance awards. The Compensation Committee determines the type and amount of the award with reference to factors that include the present value of the award relative to the executive officer’s salary and anticipated cash bonus, the anticipated importance of the executive’s position to IHC’s future results, and the size of the executive’s total compensation relative both to other executives within IHC and to compensation levels at other companies.

Within the limitations of the 2016 Plan, the Compensation Committee may modify an award to: (i) accelerate the rate at which an option or SAR may be exercised (including, without limitation, permitting an option or SAR to be exercised in full without regard to the installment or vesting provisions or whether the option or SAR is at the time exercisable); (ii) accelerate the vesting of any award; (iii) extend or renew outstanding awards; or (iv) accept the cancellation of outstanding awards. However, the Compensation Committee may not, without stockholder approval, cancel an outstanding option that is underwater for the purpose of reissuing the option to a grantee within six months thereafter at a lower exercise price, or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding award can materially and adversely affect a grantee’s rights thereunder, unless the grantee provides written consent, there is an express 2016 Plan provision permitting the Compensation Committee to act unilaterally to make the modification, or the Compensation Committee reasonably concludes that the modification is not materially adverse to the grantee.

Options

Incentive stock options (“ISOs”) and non-incentive stock options (“Non-ISOs”) may be granted under the 2016 Plan. At the sole discretion of the Compensation Committee, any option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. The term of any option may not exceed ten years from the grant date; provided, however, that in the case of an ISO granted to an employee of IHC or any of its affiliates who owns stock representing more than ten percent (10%) of the voting stock on the grant date (“Employee Ten Percent Holder”), the term of the ISO shall not exceed five years from the grant date. The exercise price of an option is determined by the Compensation Committee in its sole discretion; provided, however, that if an ISO is granted to an Employee Ten Percent Holder, the per share exercise price shall not be less than 110% of the closing price per share on the NYSE on the grant date (“Fair Market Value”); and provided further that for all other options, the per share exercise price shall not be less than 100% of the Fair Market Value on the grant date. Neither IHC nor the Compensation Committee can allow for a repricing without stockholder approval.

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Each of IHC’s named executive officers holds stock options, having varying exercise prices and expiration dates (based on the date granted). Please see the information set forth in the tables below for additional information. IHC does not have a target level of stock ownership applicable to any of its employees, including the named executive officers.

Share Appreciation Rights (SARs)

The Compensation Committee may grant SARs either concurrently with the grant of an option or with respect to an outstanding option (in which case the SAR will extend to all or a portion of the shares covered by the related option, the exercise price is the same as the exercise price of the related option, and the SAR is exercisable at such time or times, and to the extent, that the related option will be exercisable), or independent of any option. The Compensation Committee may also grant SARs that are exercisable only upon or in respect of a change in control (as defined in the 2016 Plan) or any other specified event. The per share exercise price of a SAR cannot be less than 100% of the Fair Market Value, and the SARs may only be exercised when the Fair Market Value of the shares underlying the SAR exceeds the exercise price of the SAR. Neither IHC nor the Compensation Committee can allow for a repricing without stockholder approval.

Restricted Shares, Restricted Share Units and Unrestricted Shares

Subject to applicable law, an award of 2,475 restricted shares (or such other amount that the Board may determine on a prospective basis) will be granted to each non-employee director of IHC following each annual meeting of IHC’s stockholders. One-third of those restricted shares will vest on each of the next three annual anniversaries of the date the restricted shares were awarded. In the event that a non-employee director terminates his or her membership on the Board for any reason, the director will immediately forfeit any unvested restricted shares.

At any time within the thirty-day period (or other shorter or longer period that the Compensation Committee selects in its sole discretion) in which a grantee who is a member of a select group of management or highly compensated employees receives an initial award of either restricted shares or restricted share units, the Compensation Committee may permit the grantee to irrevocably elect to defer the receipt of all or a percentage of the shares that would otherwise be transferred to the grantee upon the vesting of such award.

Deferred Share Units

The Compensation Committee may permit any director, consultant or member of a select group of management or highly compensated employees to irrevocably elect to forego the receipt of cash or other compensation (including shares), and in lieu thereof to have IHC credit to an internal 2016 Plan account a number of deferred share units having a Fair Market Value equal to the shares and other compensation deferred.

Performance Awards

The Compensation Committee may grant a performance award based on one or more of the following to measure IHC, affiliate, and/or business unit performance during a specified performance period: (i) gross or net premiums; (ii) profit margin; (iii) number of insured lives; (iv) basic, diluted, or adjusted earnings per share; (v) sales or revenue; (vi) earnings before interest, taxes, and other adjustments (in total or on a per share basis); (vii) basic or adjusted net income; (viii) returns on equity, assets, capital, revenue or similar measure; (ix) economic value added; (x) working capital; (xi) total stockholder return; and (xii) product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, or sales of assets of affiliates or business units. Performance measures may vary from performance period to performance period and from grantee to grantee.

A grantee will be eligible to receive payment in respect of a performance award only to the extent that the performance measure(s) for such award is achieved, and it is determined that all or some portion of such grantee’s award has been earned for the performance period. The Compensation Committee reviews whether, and to what extent, the performance measure(s) for a particular performance period (of not less than one fiscal year) have been achieved and, if so, determines the amount of the performance award to be paid. The Compensation Committee may use negative discretion to decrease, but not increase, the amount of the award otherwise payable based upon such performance.

At any time prior to the date that is at least six months before the close of a performance period (or shorter or longer period that the Compensation Committee selects), the Compensation Committee may permit a grantee who is a member of a select group of management or highly compensated employees to irrevocably elect to defer the receipt of all or a percentage of the cash or shares that would otherwise be transferred to the grantee upon the vesting of a performance award.

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Termination, Rescission and Recapture of Awards

Each award under the 2016 Plan granted to an employee is intended to align such employee’s long-term interest with those of IHC. Therefore, if the employee discloses confidential or proprietary information of IHC, provides services to a competitor of IHC, solicits a non-administrative employee of IHC, or has engaged in activities which conflict with IHC’s interests (including any breaches of fiduciary duty or the duty of loyalty), the employee is acting contrary to IHC’s long-term interests. Accordingly, except as otherwise expressly provided in an award agreement, IHC may terminate any outstanding, unexercised, unexpired, unpaid, or deferred awards, rescind any exercise, payment or delivery pursuant to the award, or recapture any common stock (whether restricted or unrestricted) or proceeds from the employee’s sale of shares issued pursuant to the award. Notwithstanding the foregoing, IHC may, in its sole and absolute discretion, choose not to terminate, rescind or recapture upon the occurrence of any of the foregoing events.

Tax Implications

The Patient Protection and Affordable Care Act amended the Tax Code to add Section 162(m)(6), which limits the amount that certain health care insurers, including the Company, may deduct for tax years starting after 2012. Section 162(m)(6) limits the tax deduction to $500,000 per individual, and makes no exception for performance-based compensation or commissions. In addition, the limit applies to compensation, including deferred compensation, paid to all current and former employees and most independent contractors, not just to compensation paid to a narrow group of current top executives. The rule became effective for employer tax years beginning after December 31, 2012. Consequently, the Company is limited to a $500,000 deduction for compensation paid to each named executive officer.

Section 162(m)(1) of the Tax Code limits the amount a publicly-held corporation may deduct for compensation paid to the CEO and certain named executive officers to $1 million per year per executive, makes an exception for performance-based compensation and commissions, and excludes the compensation paid to former covered executives once they are no longer covered. Since the Company is subject to Section 162(m)(6), the performance-based exclusion available under Section 162(m)(1) is not available to the Company.

Compensation Committee Report

The Compensation Committee assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible for establishing and approving the compensation of IHC’s executive officers. The Compensation Committee has sole authority to determine the compensation for IHC’s Chief Executive Officer. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of the Form 10-K for IHC’s fiscal year ended December 31, 2016 with management, including our Chief Executive Officer and our Chief Financial Officer.

Compensation Committee

Mr. Allan C. Kirkman (Chairman)
Mr. John L. Lahey
Mr. James G. Tatum

Compensation Risk Assessment

The Compensation Committee considered the Company's compensation policies and practices and concluded that they did not need to be modified.

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Summary Compensation Table

The following table lists the annual compensation for IHC’s CEO, CFO and its three other most highly compensated executive officers in 2016 for the years 2016, 2015 and 2014.

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)

Mr. Roy T.K. Thung	2016		461,767	338,800		-	-		3,717,963	(2)	149,722	(3)	19,049	(4)	4,687,301
Chief Executive Officer	2015		452,737	338,800		-	-		804,000	(2)	141,247	(3)	19,932		1,756,716
and Chairman	2014		443,885	338,000		-	158,400	(1)	855,000	(2)	133,252	(3)	28,583		1,957,120

Ms. Teresa A. Herbert	2016		291,571	623,250	(5)	-	51,193	(6)	-		-		21,456	(7)	987,470
Chief Financial Officer	2015		275,821	173,250		-	-		-		-		22,252		471,323
	2014		270,436	157,500		-	42,570	(1)	-		-		23,871		494,377

Mr. David T. Kettig	2016		374,946	775,000	(5)	-	58,323	(6)	-		-		24,599	(8)	1,232,868
President and Chief	2015		352,728	275,000		-	-		-		-		25,217		652,945
Operating Officer	2014		345,456	250,000		-	47,520	(1)	-		-		19,448		662,424

Mr. Larry R. Graber	2016		295,873	143,000		-	37,775	(6)	-		-		32,122	(9)	508,770
Chief Life and Annuity	2015		279,091	293,120		-	-		-		-		31,863		604,074
Actuary	2014		273,619	130,000		-	24,750	(1)	-		-		33,072		461,441

Mr. Gary J. Balzofiore (10)	2016		264,359	625,000	(5)	-	44,540	(6)	-		-		11,601	(11)	945,500
Corporate Vice President – Accounting and Finance

Mr. Michael Kemp	2016	(12)	106,184	1,102,209	(13)	-	-		-		-		609,550	(14)	1,817,943
Chief Underwriting	2015		328,079	325,000		-	-		-		-		26,030		679,109
Officer	2014		321,295	376,680		-	-		-		-		23,533		721,508

(1)	Represents the modification of fully vested options during 2014 to extend their expiration date. The amount reported is the incremental fair value of the modified award as of the modification date.

(2)	Represents strategic and long-term incentive earnings as a result of Mr. Thung’s Employment Agreement with IHC for the year indicated. IHC is party to the Officer Employment Agreement by and between IHC and Mr. Roy T.K. Thung, IHC’s Chief Executive Officer and Chairman of the Board of Directors, dated as of May 11, 2011. Under the agreement, Mr. Thung is entitled to an incentive payment upon the disposition of a strategic asset of IHC equal to 3% of the amount above which the consideration received by IHC for such disposition exceeds the book value of such asset as of March 31, 2011. In addition, any termination of the agreement other than for “cause” triggers an incentive payment to Mr. Thung in respect of such appreciation in the overall book value of IHC. The initial term of Mr. Thung’s employment agreement was two years from the date it was entered into, but, by its terms, will be automatically extended for successive two-year periods unless one hundred twenty days’ prior notice of non-renewal is given by IHC. In accordance with the terms of the agreement, Mr. Thung received cash incentive payments of $3,013,235 and $288,728 in 2016 and 2015, respectively, as a result of the Risk Solutions sale and coinsurance transaction with Swiss Re in 2016 and the Madison National Life coinsurance and sale transaction with National Guardian Life Insurance Company in 2015. Had the strategic and long-term incentive provisions of Mr. Thung’s agreement been triggered on December 31, 2016, Mr. Thung would have received $3,075,000.

(3)	Represents the increase (decrease) in the value of Mr. Thung’s Retirement Benefits Agreement with IHC for the year indicated. Refer to Potential Payments to Named Executive Officers for additional information regarding this agreement.

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(4)	The amount shown for 2016 represents reimbursements related to the use of an automobile, employer-matching contributions to Mr. Thung’s 401(k) account, and group life insurance premiums paid on Mr. Thung’s behalf.

(5)	Includes the transactional bonus paid in connection with the sale of IHC Risk Solutions to Swiss Re.

(6)	Represents the grant date fair value of options granted during 2016 and the incremental fair value of fully vested option awards modified during 2016, as of the modification date.

(7)	The amount shown for 2016 represents reimbursements related to the use of an automobile, employer-matching contributions to Ms. Herbert’s 401(k) account, group life insurance premiums paid on Ms. Herbert’s behalf, and employer contributions to Ms. Herbert’s disability insurance.

(8)	The amount shown for 2016 represents reimbursements related to the use of an automobile, employer-matching contributions to Mr. Kettig’s 401(k) account, group life insurance premiums paid on Mr. Kettig’s behalf, and employer contributions to Mr. Kettig’s disability insurance.

(9)	The amount shown for 2016 represents reimbursements related to the use of an automobile, employer-matching contributions to Mr. Graber’s 401(k) account, and group life insurance premiums paid on Mr. Graber’s behalf.

(10)	Mr. Balzofiore was not a named executive officer during 2014 and 2015. Thus, compensation for Mr. Balzofiore in such years is not included in the table.

(11)	The amount shown for 2016 represents employer-matching contributions to Mr. Balzofiore’s 401(k) account, group life insurance premiums paid on Mr. Balzofiore’s behalf, and employer contributions to Mr. Balzofiore’s disability insurance.

(12)	Mr. Kemp was not serving as an executive officer of IHC at the end of the last completed fiscal year. However, had he served as an executive officer at the end of the last fiscal year, he would have been one of the three most highly compensated executive officers. Therefore, pursuant to Item 402(a)(4) of Regulation S-K promulgated by the SEC, compensation for Mr. Kemp is provided for the full 2016 fiscal year.

(13)	Represents the transactional bonus paid in connection with the sale of IHC Risk Solutions to Swiss Re.

(14)	The amount shown for 2016 represents reimbursements related to the use of an automobile, employer-matching contributions to Mr. Kemp’s 401(k) account, group life insurance premiums paid on Mr. Kemp’s behalf, employer contributions to Mr. Kemp’s disability insurance, and a severance payment to Mr. Kemp.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information about unexercised stock options and unvested shares of restricted stock held as of December 31, 2016.

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Roy T.K. Thung	176,000	-	$9.09	January 4, 2019		-	-
	16,500	-	$7.11	March 16, 2018		-	-
	82,500	-	$9.99	March 19, 2018		-	-
Teresa A. Herbert	47,300	-	$9.09	January 4, 2019		-	-
	11,000	-	$7.11	March 16, 2018		-	-
	27,500	-	$9.99	March 19, 2018		-	-
	-	12,000	$19.95	December 1, 2021	(1)	-	-
David T. Kettig	38,800	-	$9.09	January 4, 2019		-	-
	11,000	-	$7.11	March 16, 2018		-	-
	27,500	-	$9.99	March 19, 2018		-	-
	-	15,000	$19.95	December 1, 2021	(1)	-	-
Larry R. Graber	27,500	-	$9.09	January 4, 2019		-	-
	11,000	-	$7.11	March 16, 2018		-	-
	27,500	-	$9.99	March 19, 2018		-	-
	-	10,000	$19.95	December 1, 2021	(1)	-	-
Gary J. Balzofiore	44,000	-	$9.09	January 4, 2019		-	-
	8,800	-	$7.11	March 16, 2018		-	-
	-	10,000	$19.95	December 1, 2021	(1)	-	-

Michael Kemp	-	-	-	-		-	-

(1)	Stock options granted on December 1, 2016 vest in three equal installments beginning on December 1, 2017.

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Grants of Plan-Based Awards

The following table sets forth information about the number and value of plan-based awards granted during the year 2016.

		Number of	Number of		Grant
	Grant	Stock Awards	Option Awards	Exercise	Date
Name	Date	Granted (#)	Granted (#)	Price ($)	Fair Value ($)

Roy T.K. Thung	December 1, 2016	-	-	-	-
Teresa A. Herbert	December 1, 2016	-	12,000	19.95	31,800
David T. Kettig	December 1, 2016	-	15,000	19.95	39,750
Larry R. Graber	December 1, 2016	-	10,000	19.95	26,500
Gary J. Balzofiore	December 1, 2016	-	10,000	19.95	26,500
Michael Kemp	December 1, 2016	-	-	-	-

Option Exercises and Stock Vested

The following table sets forth information about the number and value of option exercises and vested stock awards for each named executive officer during the year 2016.

	Option Awards			Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)		Number of shares acquired on vesting (#)	Value realized on vesting ($)

Roy T.K. Thung	-	-		-	-
Teresa A. Herbert	-	-		-	-
David T. Kettig	6,500	45,184		-	-
Larry R. Graber	-	-		-	-
Gary J. Balzofiore	-	-		-	-
Michael Kemp	-	382,564	(1)	-	-

(1)	Mr. Kemp exercised 45,000 SARs that were payable in cash.

Potential Payments to Named Executive Officers

With Mr. Thung

IHC is party to a Retirement Benefits Agreement with Mr. Roy T.K. Thung, dated as of September 30, 1991, and amended by amendments dated as of December 20, 2002, June 17, 2005 and December 31, 2008, respectively, pursuant to which Mr. Thung is entitled to a lump-sum cash payment upon a “separation from service” from IHC of $1,659,557, increasing on a cumulative, compounding basis of 6% per annum from December 31, 2008. “Separation from service” is as defined under U.S. Treasury Regulations 1.409A-1(h)(1), and would generally include Mr. Thung’s death, retirement or any other termination of employment, including permanent disability. For example, had this provision been triggered on December 31, 2016, Mr. Thung would have been entitled to receive a payment of $2,645,082.

IHC is party to the Officer Employment Agreement by and between IHC and Mr. Roy T.K. Thung, IHC’s Chief Executive Officer and Chairman of the Board of Directors, dated as of May 11, 2011. Under this employment agreement, if Mr. Thung’s employment by IHC or its affiliate were to cease under certain circumstances, Mr. Thung would be entitled to receive a lump-sum severance amount equal to the average annual aggregate total compensation received by Mr. Thung during the preceding five years, adjusted pro rata for the applicable severance period. The applicable severance period would be the longer of: (i) twelve months; and (ii) a number of months equal to the aggregate number of years of service of Mr. Thung to IHC and its affiliates. The circumstances under which such severance would be paid are: (i) Mr. Thung’s

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employment by IHC being involuntarily terminated under circumstances that would not constitute “cause” (examples of “cause” being Mr. Thung’s material failure to follow IHC’s lawful directions, material failure to follow IHC’s corporate policies, breach of the non-compete covenants in the employment agreement or his engaging in unlawful behavior that would damage IHC or its reputation); (ii) such employment being voluntarily terminated under circumstances that would constitute “good reason” (examples of “good reason” being in connection with IHC’s material breach of its obligations under the employment agreement, IHC’s non-renewal of the employment agreement or change in control of IHC or its ultimate parent); or; (iii) upon Mr. Thung’s death or permanent disability. In addition, under the agreement, Mr. Thung is also entitled to strategic and long-term incentive payments which are included in the Summary Compensation Table above. The initial term of Mr. Thung’s employment agreement is two years from the date it was entered into, but, by its terms, it will be automatically extended for successive two-year periods unless one hundred twenty days’ prior notice of non-renewal is given by IHC. For example, had the severance provisions of Mr. Thung’s agreement been triggered on December 31, 2016, Mr. Thung would have been entitled to receive approximately $66,146 per month for forty months ($2,645,840 in the aggregate).

With Ms. Herbert

IHC is party to the Officer Employment Agreement, by and between IHC and Ms. Teresa A. Herbert, IHC’s Chief Financial Officer and Senior Vice President, dated as of April 18, 2011. Under this employment agreement, if Ms. Herbert’s employment by IHC or its affiliate were to cease under certain circumstances, Ms. Herbert would be entitled to receive a severance amount equal to the average annual aggregate total compensation received by Ms. Herbert during the preceding five years, adjusted pro rata for the applicable severance period. The applicable severance period would be the longer of: (i) twelve months; and (ii) a number of months equal to the aggregate number of years of service of Ms. Herbert to IHC and its affiliates, not to exceed twenty-four months. The circumstances under which such severance would be paid are (i) Ms. Herbert’s employment by IHC being involuntarily terminated under circumstances that would not constitute “cause” (examples of “cause” being Ms. Herbert’s material failure to follow IHC’s lawful directions, material failure to follow IHC’s corporate policies, breach of the non-compete covenants in the employment agreement or her engaging in unlawful behavior that would damage IHC or its reputation), or (ii) such employment being voluntarily terminated under circumstances that would constitute “good reason” (examples of “good reason” being in connection with IHC’s (or its successor’s) material breach of its obligations under the employment agreement or upon IHC’s non-renewal of the employment agreement). The initial term of Ms. Herbert’s employment agreement is two years from the date it was entered into, but, by its terms, it will be automatically extended for successive two-year periods unless one hundred twenty days’ prior notice of non-renewal is given by IHC. For example, had the severance provision in Ms. Herbert’s agreement been triggered on December 31, 2016, Ms. Herbert would have been entitled to receive approximately $45,068 per month for twenty-four months ($1,081,632 in the aggregate).

With Mr. Kettig

IHC is party to the Officer Employment Agreement, by and among IHC, Standard Security Life (which subsequently assigned the agreement to its affiliate AMIC Holdings, Inc.), and Mr. David T. Kettig, IHC’s President, Chief Operating Officer and Acting General Counsel, dated as of April 18, 2011. Under this employment agreement, if Mr. Kettig’s employment by Standard Security Life or its affiliate were to cease under certain circumstances, Mr. Kettig would be entitled to receive a severance amount equal to the average annual aggregate total compensation received by Mr. Kettig during the preceding five years, adjusted pro rata for the applicable severance period. The applicable severance period would be the longer of: (i) twelve months; and (ii) a number of months equal to the aggregate number of years of service of Mr. Kettig to IHC and its affiliates, not to exceed twenty-four months. The circumstances under which such severance would be paid are (i) Mr. Kettig’s employment by Standard Security Life being involuntarily terminated under circumstances that would not constitute “cause” (examples of “cause” being Mr. Kettig’s material failure to follow Standard Security Life’s or IHC’s lawful directions, material failure to follow Standard Security Life’s or IHC’s corporate policies, breach of the non-compete covenants in the employment agreement or his engaging in unlawful behavior that would damage Standard Security Life, IHC or their respective reputations), or (ii) such employment being voluntarily terminated under circumstances that would constitute “good reason” (examples of “good reason” being in connection with Standard Security Life’s (or its successor’s) material breach of its obligations under the employment agreement or upon Standard Security Life’s non-renewal of the employment agreement). The initial term of Mr. Kettig’s employment agreement is two years from the date it was entered into, but, by its terms, it will be automatically extended for successive two-year periods unless one hundred twenty days’ prior notice of non-renewal is given by Standard Security Life. For example, had the severance provision in Mr. Kettig’s agreement been triggered on December 31, 2016, Mr. Kettig would have been entitled to receive approximately $59,330 per month for twenty-four months ($1,423,920 in the aggregate).

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With Mr. Graber

IHC is party to the Officer Employment Agreement, by and among IHC, Madison National Life, and Mr. Larry R. Graber, IHC’s Chief Life and Annuity Actuary and Senior Vice President, dated as of April 18, 2011. Under this employment agreement, if Mr. Graber’s employment by Madison National Life or its affiliate were to cease under certain circumstances, Mr. Graber would be entitled to receive a severance amount equal to the average annual aggregate total compensation received by Mr. Graber during the preceding five years, adjusted pro rata for the applicable severance period. The applicable severance period would be the longer of: (i) twelve months; and (ii) a number of months equal to the aggregate number of years of service of Mr. Graber to IHC and its affiliates, not to exceed twenty-four months. The circumstances under which such severance would be paid are (i) Mr. Graber’s employment by Madison National Life being involuntarily terminated under circumstances that would not constitute “cause” (examples of “cause” being Mr. Graber’s material failure to follow Madison National Life’s or IHC’s lawful directions, material failure to follow Madison National Life’s or IHC’s corporate policies, breach of the non-compete covenants in the employment agreement or his engaging in unlawful behavior that would damage Madison National Life, IHC or their respective reputations), or (ii) such employment being voluntarily terminated under circumstances that would constitute “good reason” (examples of “good reason” being in connection with Madison National Life’s (or its successor’s) material breach of its obligations under the employment agreement or upon Madison National Life’s non-renewal of the employment agreement). The initial term of Mr. Graber’s employment agreement is two years from the date it was entered into, but, by its terms, it will be automatically extended for successive two-year periods unless one hundred twenty days’ prior notice of non-renewal is given by Madison National Life. For example, had the severance provision in Mr. Graber’s agreement been triggered on December 31, 2016, Mr. Graber would have been entitled to receive approximately $39,088 per month for twenty months ($781,760 in the aggregate).

With Mr. Balzofiore

IHC is party to the Officer Employment Agreement, by and among IHC, Standard Security Life, and Mr. Gary J. Balzofiore, IHC’s Corporate Vice President – Accounting and Finance, dated as of May 25, 2011. Under this employment agreement, if Mr. Balzofiore’s employment by Standard Security Life or its affiliate were to cease under certain circumstances, Mr. Balzofiore would be entitled to receive a severance amount equal to the average annual aggregate total compensation received by Mr. Balzofiore during the preceding five years, adjusted pro rata for the applicable severance period. The applicable severance period would be the longer of: (i) twelve months; and (ii) a number of months equal to the aggregate number of years of service of Mr. Balzofiore to IHC and its affiliates, not to exceed twenty-four months. The circumstances under which such severance would be paid are (i) Mr. Balzofiore’s employment by Standard Security Life being involuntarily terminated under circumstances that would not constitute “cause” (examples of “cause” being Mr. Balzofiore’s refusal to perform his duties, material failure to follow Standard Security Life’s corporate policies, breach of the non-compete covenants in the employment agreement or his committing a crime involving financial or accounting fraud), or (ii) such employment being voluntarily terminated under circumstances that would constitute “good reason” (examples of “good reason” being in connection with Standard Security Life’s or IHC’s material breach of its obligations under the employment agreement or upon Standard Security Life’s non-renewal of the employment agreement). The initial term of Mr. Balzofiore’s employment agreement is two years from the date it was entered into, but, by its terms, it will be automatically extended for successive two-year periods unless one hundred twenty days’ prior notice of non-renewal is given by Standard Security Life. For example, had the severance provision in Mr. Balzofiore’s agreement been triggered on December 31, 2016, Mr. Balzofiore would have been entitled to receive approximately $41,722 per month for twenty-four months ($1,001,328 in the aggregate).

Stock Incentive Plans

Under the terms of IHC’s stock incentive plans, the Compensation Committee may make appropriate provision for the holders of awards thereunder in the event of a change in control of IHC or similar event. The specifics of such an occurrence cannot be anticipated, and thus the prospective effect upon IHC cannot reliably be quantified.

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Equity Compensation Plan Information

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans under which shares of IHC common stock may be issued.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	697,180	$11.75	1,133,100

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in oversight of the financial reporting process, including the effectiveness of internal accounting and financial controls and procedures, and controls over the accounting, auditing and quality of financial reporting practices of IHC. The Audit Committee operates under a written charter adopted by the Board.

Management of IHC has primary responsibility for the financial reporting process, the preparation of financial statements in conformity with U.S. generally accepted accounting principles, the system of internal controls and the establishment of procedures designed to insure compliance with accounting standards and applicable laws and regulations. RSM US LLP was responsible for auditing IHC’s financial statements for its fiscal year ended December 31, 2016. The Audit Committee’s responsibility is to monitor and review these processes and procedures. Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies on the information provided to it, including the representations of management that the financial statements have been prepared with integrity and objectivity, and the representations of management and the opinion of RSM that such financial statements are fairly presented, in all material respects, in conformity with U.S. generally accepted accounting principles.

The Audit Committee also reviewed the Report of Management on Internal Control over Financial Reporting contained in IHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 prior to filing such report with the SEC, as well as RSM’s Reports of Independent Registered Public Accounting Firm (also included in IHC’s Annual Report on Form 10-K) and RSM’s reports related to the audit of IHC’s consolidated financial statements. The Audit Committee continues to oversee IHC’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2017.

The Audit Committee met with management periodically during the year to consider the adequacy of IHC’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with appropriate IHC financial and internal audit personnel and with RSM. The Audit Committee also discussed with IHC’s senior management the process used for certifications by IHC’s chief executive officer and chief financial officer which are required for certain filings with the SEC.

The Audit Committee appointed RSM as IHC’s independent registered public accounting firm for the year ended 2016 after reviewing the firm’s performance and independence from management.

The Audit Committee reviewed with management and RSM, IHC’s audited financial statements and met separately with both management and RSM to discuss and review those financial statements and reports prior to issuance. Management has represented to the Audit Committee that the financial statements were prepared in conformity with U.S. generally accepted accounting principles. RSM’s report states the firm’s opinion that such financial statements are fairly presented, in all material respects, in conformity with U.S. generally accepted accounting principles.

The Audit Committee reviewed with RSM, which is responsible for auditing IHC’s financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgment as to the quality, not just the acceptability, of IHC’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee has received from RSM written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with RSM its independence from the Company and its management. In concluding that RSM is independent, the Audit Committee considered whether the non- audit services provided by the independent auditors in 2016 were compatible with its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that IHC’s audited financial statements be included in IHC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Audit Committee Members

Mr. James G. Tatum (Chairman)

Mr. Allan C. Kirkman

Mr. John L. Lahey

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AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services that RSM US LLP and KPMG LLP provided to IHC during 2016 and 2015:

	2016		2015
Audit fees (1)	$1,763,000	(2)	$2,725,000
Audit-related fees	-		177,000
Tax fees	-		-
All other fees	21,000	(3)	-
Total	$1,784,000		$2,902,000

(1)	Audit Fees. Represents fees for professional services provided for the audit of IHC’s annual financial statements, the review of IHC’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	As disclosed in the Company’s Form 8-K filed on September 16, 2016, IHC dismissed KPMG as its independent registered accounting firm and engaged RSM as its independent registered accounting firm. Audit fees listed above include $204,000 related to audit services provided by KPMG and $1,559,000 related to audit services provided by RSM.
(3)	All other fees for 2016 represent fees paid to RSM for the audit of the Company’s 401(k) plan.

Vote Required For the Election of Directors

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the nine nominees as directors. This means that the nine nominees will be elected if they receive more affirmative votes than any other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NINE NOMINEES.

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PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

KPMG audited IHC’s annual financial statements for the year ended December 31, 2015. On September 13, 2016, the Audit Committee dismissed KPMG as IHC’s independent registered public accounting firm. On October 3, 2016, the Audit Committee appointed RSM US LLP (“RSM”) to be IHC’s independent registered public accounting firm for the fiscal year ending December 31, 2016, which was ratified by stockholders at the 2016 Annual Meeting of Stockholders. On May 9, 2017, the Audit Committee appointed RSM to be IHC’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The stockholders are asked to ratify this appointment at the annual meeting. Representatives of RSM will be present at the meeting.

Vote Required For Ratification

The Audit Committee is responsible for selecting IHC’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint RSM as IHC’s independent registered public accounting firm for 2017. The Board believes, however, that submitting the appointment of RSM to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of RSM as IHC’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that IHC provide its stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of IHC’s named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” IHC seeks to closely align the interests of its named executive officers with the interests of its stockholders. IHC’s compensation programs are designed to reward its named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The Compensation Committee considered the voting results of the advisory, non-binding “say-on-pay” vote at IHC’s 2014 Annual Meeting of Stockholders in connection with the discharge of its responsibilities. IHC’s stockholders expressed their support of the compensation for our CEO, CFO and the three other most-highly compensated officers in respect of 2013 (“named executive officers”), with a majority of the votes cast voting to approve the compensation of IHC’s named executive officers described in IHC’s 2014 proxy statement. Following the Compensation Committee’s review and consideration of this stockholder support, as well as the other factors discussed in more in the Compensation Discussion and Analysis section hereof, we determined to make no changes to our approach to executive compensation.

The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of IHC’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on IHC or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Board, or to create or imply any additional fiduciary duties for the Board. However, the Board and the Compensation Committee will review and consider the voting results when evaluating future compensation decisions relating to our named executive officers.

Accordingly, IHC is asking its stockholders to vote on the following resolution at the Annual Meeting of Stockholders:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently IHC should seek future advisory votes on the compensation of its named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC. By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation annually, biennially or triennially. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

IHC’s Board of Directors has determined that an advisory vote on executive compensation that occurs triennially is the most appropriate alternative for the Company and therefore the Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide IHC stockholders with sufficient time to evaluate the effectiveness of IHC’s overall compensation philosophy, policies and practices in the context of IHC’s long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit IHC’s stockholders to observe and evaluate the impact of any changes to IHC’s executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

The vote is advisory, which means that the vote is not binding on IHC. Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below:

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining).

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR A FREQUENCY OF “THREE YEARS.”

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OTHER MATTERS

IHC’s by-laws require stockholders to give advance notice of any proposal intended to be presented at the annual meeting. The deadline for this notice has passed and IHC has not received any such notice. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Proxy Solicitation

IHC will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, IHC expects that its directors, officers and regularly engaged employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. IHC will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Stockholder Proposals for 2018 Annual Meeting

Stockholder proposals intended to be presented at IHC’s 2018 annual meeting must be received by IHC no later than a reasonable time in advance of the date of the 2018 Annual Meeting, which would be no less than 120 days before that date (pursuant to Rule 14a-8 of the Exchange Act) to be eligible for inclusion in IHC’s proxy statement and form of proxy for next year’s meeting. IHC has yet to determine the date of its 2018 Annual Meeting. Proposals should be addressed to Independence Holding Company, Attention: Corporate Secretary, 485 Madison Avenue, 14th Floor, New York, New York 10022.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2018 annual meeting, the federal securities laws require stockholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-4 of the Exchange Act) be given no less than a reasonable time in advance of the date of the 2018 Annual Meeting, which would be no less than 45 days before that date. IHC has yet to determine the date of its 2018 annual meeting. Any such notice must be provided to Independence Holding Company, Attention: Corporate Secretary, 485 Madison Avenue, 14th Floor, New York, New York 10022. If a stockholder fails to provide timely notice of a proposal to be presented at the 2018 Annual Meeting, the chairman of the meeting will declare it out of order and disregard any such matter.

By order of the Board of Directors,
Loan Nisser
Vice President – Legal and Secretary

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